EXHIBIT 99.1

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

HIRES VICE PRESIDENT TO MANAGE OIL AND GAS DIVISION

Company Expanding Operations into Texas

LITTLE RIVER, S.C., July 21, 2015 – Integrated Environmental Technologies, Ltd. (OTCBB: IEVM) today announced that it has hired Chad L. Crady to serve as its Vice President of Sales and Operations for the company’s Oil and Gas Division. Mr. Crady has more than ten years of experience in managing sales and operations of oilfield service companies, including those servicing the Permian and Western Gulf Basins of Texas, which are two areas the company is currently developing.

For the last three years, Mr. Crady has been the President of Sage Power Solutions, a division of HII Technologies, Inc. Sage provides onsite portable power to oil and gas companies. Previously, Mr. Crady was the founder and Executive Vice President of Sage Enviro Tech, Ltd., an environmental solutions company providing services to the refinery, petrochemical and mid-stream sectors of the oil and gas industry. Mr. Crady also served as the South Texas Oil and Gas Territory Manager in the Power Division of Aggreko plc, a United Kingdom-based temporary power generation company. Mr. Crady will be responsible for growing, developing and managing IET’s oil and gas business.

David R. LaVance, the company’s President and Chief Executive Officer, stated, “Chad’s extensive relationships at both the field and the corporate level with E&P companies, particularly in Texas, will be extremely valuable as we expand our operations in both the Permian Basin and the Western Gulf Basin. We expect Chad’s contributions will accelerate the growth of our oil and gas division resulting in broader market penetration and increased sales of Excelyte®.”

Mr. Crady commented, “I am very excited to join IET because of the company’s focus on bringing real value to the modern E&P operator, with environmentally conscious products that solve real time issues. Excelyte® is a unique product because it provides E&P operators with both an effective biocide and a hydrogen sulfide scavenger that has been shown to reduce well maintenance costs and improve safety.”

About Integrated Environmental Technologies, Ltd.

Integrated Environmental Technologies, Ltd. is a publicly-traded company that operates through its wholly-owned operating subsidiary, I.E.T., Inc. All of the Company’s products and services are marketed and sold under the umbrella brand name, EcoTreatments™. The Company markets and sells its anolyte disinfecting solution under the Excelyte® brand name, which is produced by the Company’s proprietary EcaFlo® equipment that utilizes an electrolytic process known as electrochemical activation to reliably produce environmentally responsible solutions for cleaning, sanitizing and disinfecting. Excelyte® solutions are EPA-registered, hard-surface disinfectants and sanitizers approved for hospital-level use and are also approved for use as a biocide in oil and gas drilling. The products can be used anywhere there is a need to control pathogens, bacteria, viruses, and germs. The Company’s EcaFlo® equipment also produces a cleaning solution that the Company markets under the Catholyte Zero™ brand name. Catholyte Zero™ solutions are environmentally friendly cleansers and degreasers for janitorial, sanitation and food processing uses. To learn more, visit www.ecotreatments.com.

Forward-Looking Statements

Statements about the company’s future expectations and all other statements in this press release other than historical facts are forward-looking statements. Such statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results. Among these risks, trends and uncertainties are economic conditions both generally and within the industries in which the company may participate; competition within the company’s chosen industries, including competition from much larger competitors; technological advances; available capital; regulatory approval; and failure by the company to successfully develop or acquire products and form new business relationships. Since these statements involve risks and uncertainties and are subject to change at any time, the company’s actual results could differ materially from expected results.

Contacts:

Integrated Environmental Technologies

Thomas S. Gifford

732-820-1415

tgifford@ietltd.net

Capitol Media Partners

Brad Chase

323-377-5653

chase@capitolmediapartners.com

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